Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198578, No. 333-229957 and No. 333-276218), and Registration Statements on Form F-3 (No. 333-235338 and No. 333-238952), of our reports dated April 17, 2025, relating to the financial statements of JD.com, Inc. and the effectiveness of JD.com, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, People’s Republic of China
April 17, 2025